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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ____________________

                                    FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                              ____________________

                           FARMLAND INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

                              ____________________

                  KANSAS                              44-0209330
(State of incorporation or organization)  (I.R.S. Employer Identification No.)

     3315 NORTH OAK TRAFFICWAY                        64116-0005
       KANSAS CITY, MISSOURI                          (Zip Code)
(Address of principal executive offices)

       Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class            Name of each exchange on which
        to be so registered:            each class is to be registered:
        ----------------------          -------------------------------

          __ % SENIOR NOTES               THE NEW YORK STOCK EXCHANGE
               DUE 2003

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [_]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [X]

       Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE

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                               Page 1 of 3 Pages

                        Exhibit Index Located at Page 2
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
         -------------------------------------------------------

          The description of the ___ % Senior Notes Due 2003 (the "Senior
                                                                   ------
Notes") of Farmland Industries, Inc. (the "Registrant") to be registered
-----                                      ----------
hereunder that is set forth under the caption "Description of the Senior Notes" in the preliminary prospectus supplement and the caption "Description of Debt Securities" in the preliminary base prospectus in Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 33-61709) (the "Registration Statement") filed by the Registrant under the Securities Act of
 ----------------------
1933, as amended, with the Securities and Exchange Commission (the "Commission"), is incorporated herein by reference. The particular terms of the
 ----------
Senior Notes are described in the preliminary base prospectus and the preliminary prospectus supplement (collectively, the "Preliminary Prospectus")
                                                      ----------------------
which form a part of the Registration Statement. The Preliminary Prospectus is incorporated by reference herein as set forth in Item 2 below. The Preliminary Prospectus as may hereafter be amended and filed as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424 is incorporated herein by reference.

ITEM 2.  EXHIBITS.
         ---------

          The Senior Notes described herein are to be registered on the New York Stock Exchange, on which no other securities of the Registrant are registered. Accordingly, the following exhibits required in accordance with Part II of the Instructions as to Exhibits to Form 8-A have been or will be duly filed with the New York Stock Exchange.

Exhibit
-------
Number
------

 1. Preliminary Prospectus pertaining to the offer and sale of the Senior Notes, which forms a part of the Registration Statement (incorporated herein by reference from the Registration Statement).

*2.   Articles of Incorporation of the Registrant.

*3.   Bylaws of the Registrant.

 4. Form of Indenture between the Registrant and The Chase Manhattan Bank (National Association) relating to the Senior Notes (incorporated herein by reference from Exhibit 4.1 of the Registration Statement).

                               Page 2 of 3 Pages
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 5.   Form of Senior Notes (incorporated herein by reference from Exhibit 4.2 of the Registration Statement).

*6. The Registrant's Annual Report on Form 10-K, for the year ended August 31, 1995.

*7. The Registrant's Quarterly Report on Form 10-Q, for the quarter ended November 30, 1995.

*8. Annual Report for the year ended August 31, 1995 submitted to shareholders by the Registrant.

______________
*     Not filed with the Commission.



                                   SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  February 16, 1996
                              FARMLAND INDUSTRIES, INC.


                              By:    /s/ John F. Berardi
                                   ___________________________
                                     John F. Berardi
                                     Executive Vice President and
                                       Chief Financial Officer



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